UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: June 30, 2010

Empire Energy Corporation International

(Exact name of registrant as specified in its charter)

Nevada	1-10077	87-0401761
(State or other jurisdiction of Incorporation)	(Commission file number)	(IRS employer identification no.)

4500 College Blvd, Suite 240

Leawood, Kansas 66211

(Address of principal executive offices, including zip code)

(913) 663-2310

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

     .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

     .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Event

On June 30, 2010 Empire Energy Corporation International entered into an Asset Management Agreement with an international finance company, Sure Asset Management (www.surecapital.org) to provide structured financing in the sum of USD$180 million, conditional upon the completion of prerequisite documentation. The five year agreement provides structured financing to Empire in the form of $45 million per annum over a four year period to support the Company’s license applications and the resumption of its drilling operations. Additional funding conditions and repayment terms remain to be agreed. The terms of the Agreement are based on the USD$3.3 billion estimated value of the license area that Empire and GSLM have asserted legal claim to. Australian accountancy firm WHK Denison provided this industry valuation based on the work of international independent competent persons firm RPS Energy.

Item 8.01 Other Events

On July 1, 2010, we issued a press release, Empire Signs USD$180 million structured finance Agreement for 12 hole Drill program. The press release is attached as an exhibit.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Asset Management Agreement Between Empire Energy Corporation International And Sure Asset Management dated June 30, 2010
99.1	Press release July 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Dated: July 1, 2010

By:   /s/ Malcolm Bendall

Mr. Malcolm Bendall

Chief Executive Officer

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